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                                                                    Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

The Board of Directors
Aceto Corporation:

We consent to the incorporation by reference in the registration statements (No. 33-38679, 333-90929, and 333-110653) on Form S-8 of Aceto Corporation of our reports dated September 8, 2005, with respect to the consolidated balance sheets of Aceto Corporation as of June 30, 2005 and 2004, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended June 30, 2005, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of June 30, 2005 and the effectiveness of internal control over financial reporting as of June 30, 2005, which reports appear in the June 30, 2005 annual report on Form 10-K of Aceto Corporation.


/s/ KPMG LLP


Melville, New York
September 12, 2005